Exhibit 99.1

PRESS RELEASE

Financial Contact:	Media Contact:
Scott D. Peters	Kristen Armstrong
Chairman, CEO & President	Executive Assistant to the CEO
Healthcare Trust of America, Inc.	Healthcare Trust of America, Inc.
480.998.3478	480.998.3478
ScottPeters@htareit.com	KristenArmstrong@htareit.com

Healthcare Trust of America Announces Executive Promotion
SCOTTSDALE, AZ, July 9, 2014 -- Healthcare Trust of America, Inc. (NYSE: HTA) announced today the promotion of Robert Milligan to Executive Vice President of Corporate Finance and Capital Markets. In this role, Mr. Milligan is responsible for managing the company’s debt and equity raising activities, investor relations, treasury and other corporate finance related activities.
Mr. Milligan joined HTA in 2012 and has helped lead the company’s capital raising efforts, including raising over $250 million in equity and completing over $1.0 billion in debt transactions. Previously, Mr. Milligan was with Bank of America Merrill Lynch where he focused on healthcare clients within the corporate and investment banking division. Prior to that Mr. Milligan served in various corporate finance roles within General Electric’s Advanced Materials division. He holds a BS degree in Finance and Economics from Arizona State University and a MBA degree from the University of Chicago.
About Healthcare Trust of America, Inc.
Healthcare Trust of America, Inc. (NYSE:HTA), a publicly traded real estate investment trust, is a full-service real estate company focused on acquiring, owning and operating high-quality medical office buildings that are predominantly located on or aligned with campuses of nationally or regionally recognized healthcare systems in the U.S. Since its formation in 2006, HTA has invested approximately $3.2 billion to build a portfolio of properties that is comprised of approximately 14.5 million square feet of gross leasable area located in 27 states. It operates its properties through regional offices in Scottsdale, Albany, Atlanta, Boston, Charleston, Dallas, Indianapolis, and Pittsburgh.
For more information on Healthcare Trust of America, Inc., please visit www.htareit.com.
FORWARD-LOOKING LANGUAGE
This press release contains certain forward-looking statements. Forward-looking statements are based on current expectations, plans, estimates, assumptions and beliefs, including expectations, plans, estimates, assumptions and beliefs about HTA, stockholder value and earnings growth.

The forward-looking statements included in this press release are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond HTA’s control. Although HTA believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, HTA’s actual results and performance could differ materially and in adverse ways from those set forth in the forward-looking statements. Factors which could have a material adverse effect on HTA’s operations and future prospects include, but are not limited to:
•  changes in economic conditions affecting the healthcare property sector, the commercial real estate market and the credit market;
•  competition for acquisition of medical office buildings and other facilities that serve the healthcare industry;
•  economic fluctuations in certain states in which HTA’s property investments are geographically concentrated;
•  retention of HTA’s senior management team;
•  financial stability and solvency of HTA’s tenants;
•  supply and demand for operating properties in the market areas in which HTA operates;
•  HTA’s ability to acquire real properties, and to successfully operate those properties once acquired;
•  changes in property taxes;
•  legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry;
•  fluctuations in reimbursements from third party payors such as Medicare and Medicaid;

•	delays in liquidating defaulted mortgage loan investments
•  changes in interest rates;
•  the availability of capital and financing;
•  restrictive covenants in HTA’s credit facilities;
•  changes in HTA’s credit ratings;
•  HTA’s ability to remain qualified as a REIT;
•  changes in accounting principles generally accepted in the United States of America, policies and guidelines applicable to REITs; and
•  the risk factors set forth in HTA’s 2013 Annual Report on Form 10-K for the year ended December 31, 2013 and in HTA’s Quarterly Reports on Form 10-Q.
Forward-looking statements speak only as of the date made. Except as otherwise required by the federal securities laws, HTA undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they are made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included in this press release or that may be made elsewhere from time to time by, or on behalf of, HTA.